UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2007

Gold Run Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-139412	20-4919927

(State or Other Jurisdiction of Incorporation	(Commission File Number	(IRS Employer Identification No.)

330 Bay Street, Suite 820, Toronto, Ontario	M5H 2S8 Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 363-0151

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Certain Officers.

     D. Richard Brown ("Brown") and Trevor Michael ("Michael") were respectively removed as the registrant's Secretary and Treasurer on September 24, 2007.

Item 8.01 Other Events

Appointment of Certain Officers

     Christina Wilton and Ernest Cleave were respectively appointed the registrant's Secretary and Treasurer on September 24, 2007. Mr. Cleave has been the registrant's Chief Financial Officer since November 9, 2006.

Notice of Default

     On September 17, 2007, the registrant received a Notice of Default from David C. Mathewson ("Mathewson"), the registrant's President and Chief Geologist. The Notice of Default states that the registrant has failed to meet its obligation to provide an aggregate of $1.1 million in exploration program funding through May 31, 2007 as required by the Amended and Restated Agreement by and between the registrant and Mathewson dated November 20, 2006 as further amended on June 22, 2007 (the "Agreement"). The Notice of Default states that if the registrant does not cure these defaults and also furnish the additional $900,000 in exploration program funding due under the Agreement on October 1, 2007 by October 17, 2007, then all of the registrant's interests in its Crescent Valley North, Robinson Creek, Horse Creek and Indian Creek properties will be forfeited to Mathewson. These properties represent four of the registrant's five gold prospects.

     In the Notice of Default, Mathewson proposes that an alternative cure for these defaults and for the default of the registrant's October 1, 2007 exploration program funding payment that Mathewson anticipates will occur would be for Brown and Michael to resign as the registrant's officers and directors and for Brown, Michael and Tamara Brown (Brown's wife) to surrender all of the registrant's shares of stock in which they have an ownership interest and to execute releases of any and all claims that they may have against Mathewson and the registrant. The notice states that this alternative cure must be made by October 17, 2007.

Litigation

     On September 24, 2007, the registrant commenced a lawsuit in the Ontario (Canada) Superior Court of Justice in Toronto against Brown, Michael, Tamara Brown, 2120315 Ontario Inc. (an Ontario company controlled by Michael), and certain business affiliates of Brown and Michael. This lawsuit, the substance of which is a public record, bears Court File No. 07-CL-7186, and is between Gold Run Inc. as Plaintiff and D. Richard Brown, Tamara Brown, Trevor Michael, 2120315 Ontario Inc., Allan Bezanson, Steve Jakob, Donald F. Locke, Neil Mark, Robert Mark and Troy Ternowetsky as Defendants. This lawsuit arises out of Brown and Michael's alleged undisclosed control of a competing gold exploration company through which they are alleged, among other things, to have usurped the registrant's rightful corporate business opportunities. The lawsuit alleges, among other things, breach of fiduciary duty, breach of directors' duties, wrongful interference with the registrant's economic interests, breach of contract, conspiracy and unjust enrichment. The registrant is seeking injunctive relief and damages in the amount of $12.2 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RUN INC.

By:	/s/ John M. Pritchard
John M. Pritchard Chief Executive Officer